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                                                           Exhibit 1 to Annual
                                                           Report On Form 10-K
                                                           For the Year Ended
                                                           December 31, 1995

                                       RESTATED

                             CERTIFICATE OF INCORPORATION

                                          OF

                                DEL LABORATORIES, INC.


TO THE SECRETARY OF STATE OF THE STATE OF DELAWARE:

         The undersigned officer of Del Laboratories, Inc., a Delaware corporation ("Corporation"), does hereby certify as follows:

         1. The Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of the State of Delaware ("Secretary of State") on October 25, 1961. The name of the Corporation under which it was originally incorporated was "Maradel Products, Inc."

         2. This Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware. This Restated Certificate only restates and integrates and does not further amend the provisions of the Corporation's Certificate of Incorporation as theretofore amended or supplemented, and there is no discrepancy between those provisions and the provisions of this Restated Certificate.

         3. The text of the Corporation's Certificate of Incorporation, as heretofore amended or supplemented, is hereby restated to read in its entirety as follows:

         FIRST:    The name of the corporation (which is hereinafter referred to as the Corporation) is

                                DEL LABORATORIES, INC.

         SECOND:   The principal office of the Corporation in the State of
Delaware is located at 1013 Centre Road, in the City of Wilmington, in the County of New Castle. The name and address of its resident agent is the United States Corporation Company, 1013 Centre Road, in the City of Wilmington, Delaware.

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         THIRD:    The nature of the business of the Corporation and the
objects or purposes proposed to be transacted, promoted or carried on by it are as follows:

              (1) To manufacture, produce, import, export, hold, own, trade, deal in, sell, exchange and otherwise dispose of, as agent or as principal, all kinds of chemical, mineral, vegetable, and other products, in raw state or in compounds, preparations, compositions, and concentrations thereof, as well as any and all other articles and kinds of merchandise, known as creams, powders, lotions, cosmetics, perfumes, colognes, toilet articles, druggist sundries, proprietary articles, pharmaceuticals, medical and cosmetic preparations, lipsticks, bleaches, nail polishes, oils, and general products, used as toilet articles in solid or liquid preparations, as well as all other substances, materials, articles or merchandise useful in the manufacture, preparation, distribution or sale of any of the foregoing or in connection therewith.

              (2) To design, develop, experiment with, manufacture, merchandise, acquire, produce, assemble, buy, lease or otherwise acquire, hold, own, operate, use, install, equip, replace, maintain, service, process, reprocess, repair, remodel, recondition, import, export, sell, lease or otherwise dispose of and generally to deal in and with (as contractor, subcontractor, principal, agent, commission merchant, broker, factor or any combination of the foregoing, and at wholesale or retail or both) any and all kinds of products, natural products, raw materials, articles, equipment, machinery, devices, systems, parts, supplies, tools, implements, apparatus, and goods, wares, merchandise and tangible property of every kind, used or capable of being used for any purpose whatever.

              (3) To purchase, lease or otherwise acquire, hold, own, mortgage, pledge, hypothecate, build, erect, construct, maintain and operate, develop, improve and sell, lease or otherwise dispose of land, and improvements, warehouses, factories, buildings, structures, piers, wharves, mills, dams, stores and dwellings and all other property and things of whatsoever kind and nature, real, personal or mixed, tangible or intangible, within or without the State of Delaware, and in any part of the world, suitable or necessary in connection with any of the purposes

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                                         -3-


         hereinabove or hereinafter set forth, or otherwise deal with or in any such properties.

              (4) To apply for, obtain, purchase, lease, take licenses in respect of or otherwise acquire, and to hold, own, use, operate, enjoy, turn to account, grant licenses in respect of, manufacture under, introduce, sell, assign, mortgage, pledge or otherwise dispose of

                   (a) any and all inventions, devices and processes and any and all improvements and modifications thereof;

                   (b) any and all letters patent of the United States of America or of any other country, state, territory or locality, domestic or foreign, and all rights connected therewith or appertaining thereto;

                   (c) any and all copyrights granted by the United States of America or any other country, state, territory or locality, domestic or foreign; and

                   (d) any and all trademarks, trade names trade symbols and other indications of origin and ownership granted by or recognized under the laws of the United States or of any other country, state, territory or locality, domestic or foreign.

              (5) To acquire by purchase, exchange or otherwise all, or any part of, or any interest in, the properties, assets, business and good will of any one or more persons, partnerships, associations, trusts, corporations, syndicates or other entities, engaged in any business similar to any business which the Corporation has power to conduct; to pay for the same in cash, property or its own or other securities; to hold, operate, reorganize, liquidate, sell or in any manner dispose of the whole or any part thereof; and in connection therewith to assume or guarantee performance of any liabilities, obligations or contracts of such persons, partnerships, associations, trusts, corporations, syndicates or other entities, and to conduct in any lawful manner the whole or any part of any business thus acquired.

              (6) To participate in syndicates of all kinds; and to make and carry out contracts of underwriting of

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         the securities of any person, partnership, association, trust, corporation, syndicate, government or subdivision or agency or instrumentality thereof, domestic or foreign, or combination, organization or entity whatsoever, domestic or foreign, and to act as manager of any underwriting or purchasing or selling syndicate.

              (7) To borrow money for any of the purposes of the Corporation, from time to time, and without limit as to amount; to issue and sell its own securities in such amounts, on such terms and conditions, for such purposes and for such prices, now or hereafter permitted by the laws of the State of Delaware and by this Certificate of Incorporation, as the Board of Directors may determine; and to secure such securities, to the extent now or hereafter permitted by the laws of said State and by this Certificate of Incorporation, by mortgage upon, or the pledge of, or the conveyance or assignment in trust of, the whole or any part of the properties, assets, business and good will of the Corporation, then owned or thereafter acquired.

              (8) To acquire and to invest in, hold, sell, mortgage, pledge or otherwise dispose of, or turn to account or realize upon all forms of securities including, but not by way of limitation, stocks, bonds, debentures, notes, scrip, mortgages, certificates of indebtedness, and certificates of interest issued or created by corporations, associations, partnerships, firms, trustees, syndicates, individuals, governments or subdivisions thereof, and all trust, participation and other certificates of, and receipts evidencing, interest in any such securities, and to issue in exchange therefor or in payment thereof, in any manner permitted by law, its own stock, bonds, debentures or its other obligations or securities or to make payment therefor by any other lawful means of payment whatsoever, and to exercise any and all rights, powers and privileges of individual ownership of interest in respect of any and all such securities or evidences of interest therein, including the right to vote thereon and to consent and otherwise act with respect thereto for any and all purposes.

              (9) To aid by loan, guaranty, subsidy or in any other manner whatsoever, insofar as may be permitted by law, any corporation or association, any shares of the capital stock or bonds or other securities or evidences

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         of indebtedness of which shall be held by or for the Corporation or in which, or in the welfare of which, the Corporation shall have any interest, and to do any acts or things designed to protect, preserve, improve or enhance the value of any such shares, bonds or other securities or evidences of indebtedness, and the property of any such corporation or association.

              (10) To have one or more offices and to carry on its operations and transact its business in all of its branches in the State of Delaware or elsewhere, and without restriction or limit as to amount, to purchase or otherwise acquire, use, hold, own, mortgage, sell, convey or otherwise dispose of real or personal property of every class and description in any of the states, districts, territories or dependencies of the United States, and in any and all foreign countries, subject always to the laws of such state, district, territory, dependency or foreign country.

              (11) To purchase, hold, cancel, reissue, sell, exchange, transfer or otherwise deal in its own securities (including shares of its capital stock of any class) from time to time to such an extent and in such manner and upon such terms as the Board of Directors shall determine; provided that the Corporation shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital; and provided further that shares of its own capital stock belonging to the Corporation shall not be voted upon directly or indirectly.

              (12) To do all and everything necessary, suitable, convenient or proper for the accomplishment of any of the purposes of attainment of any one or more of the objects herein enumerated or incidental to the powers herein specified, or which shall at any time appear conducive to or expedient for the accomplishment of any of the purposes or attainment of any of the objects hereinbefore enumerated not inconsistent with the laws of the State of Delaware; and to execute from time to time such general or special powers of attorney, and to such persons, as the Board of Directors may approve, granting to such persons all powers, either in the United States or in any other country, state or locality, which the Board of Directors may deem proper, and to revoke such powers of attorney as and when the Board of Directors may desire.

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         The foregoing provisions of this Article THIRD shall be construed both as purposes and powers and each as an independent purpose and power. The foregoing enumeration of specific purposes and powers shall not be held to limit or restrict in any manner the purposes and powers of the Corporation, and the purposes and powers herein specified shall, except when otherwise provided in this Article THIRD, be in no wise limited or restricted by reference to, or inference from, the terms of any provisions of this or any other Article of this Certificate of Incorporation; provided that nothing herein contained shall be construed as authorizing the Corporation to issue bills, notes or other evidence of debt for circulation as money, or to carry on the business of receiving deposits of money or the business of buying gold or silver bullion or foreign coins or as authorizing the Corporation to engage in the business of banking or insurance or to carry on the business of constructing, maintaining or operating public utilities in the State of Delaware; and provided, further, that the Corporation shall not carry on any business or exercise any power in any state, territory or country which under the laws thereof the Corporation may not lawfully carry on or exercise.

         FOURTH:   CAPITAL STOCK

         A. AUTHORIZED CAPITAL STOCK. The total number of shares of all classes of stock which this Corporation shall have authority to issue is ELEVEN MILLION (11,000,000) shares, consisting of TEN MILLION (10,000,000) shares of Common Stock, par value $1.00 per share (hereinafter, the "Common Stock"), and ONE MILLION (1,000,000) shares of Preferred Stock, par value $.01 per share (hereinafter, the "Preferred Stock").

         B. PREFERRED STOCK. Shares of Preferred Stock may be issued from time to time in one or more series as may from time to time be determined by the Board of Directors. Each series shall be distinctly designated. All shares of any one series of the Preferred Stock shall be alike in every particular event except that there may be different dates from which dividends thereon, if any, shall be cumulative, if made cumulative. The powers, preferences and relative, participating, optional and other rights of each series, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. Subject to the provisions of subparagraph (4) of Paragraph (D) of this Article FOURTH, the Board of Directors of this Corporation is hereby expressly granted authority to fix by resolution or resolutions granted authority to fix by resolution or resolutions adopted prior to the issuance of any shares of each particular series of Preferred Stock, the designation, powers, preferences and

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relative, participating, optional and other rights, and the qualifications, limitations and restrictions thereof, if any, of such series, including but without limiting the generality of the foregoing, the following:

              (1) The distinctive designation of and the number of shares of Preferred Stock which shall constitute the series, which number may be increased (except as otherwise fixed by the Board of Directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by action of the Board of Directors;

              (2) the rate and times at which, and the terms and conditions upon which, dividends, if any, on shares of the series shall be paid, the extent of preferences or relation, if any, of such dividends to the dividends payable on any other class or classes of stock of this Corporation, or on any series of Preferred Stock or of any other class or classes of stock of this Corporation, and whether such dividends shall be cumulative or non-cumulative;

              (3) the right, if any, of the holders of shares of the series to convert the same into, or exchange the same for, shares of any other class or classes of stock of this Corporation, or of any series of Preferred Stock of this Corporation, and the terms and conditions of such conversion or exchange;

              (4) whether shares of the series shall be subject to redemption, and the redemption price or prices including, without limitation, a redemption price or prices payable in shares of the Common Stock and the time or times at which, and the terms and conditions upon which, shares of the series may be redeemed;

              (5) the rights, if any, of the holders of shares of the series upon voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding up of this Corporation;

              (6) the terms of the sinking fund or redemption or purchase account, if any, to be provided for shares of the series; and

              (7) the voting powers, if any, of the holders of shares of the series which may, without limiting the generality of the foregoing, include (i) the right to more or less than one vote per share on any or all matters voted upon by the stockholders and (ii) the right to vote, as a

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         series by itself or together with other series of Preferred Stock or together with all series of Preferred Stock as a class, upon such matters, under such circumstances and upon such conditions as the Board of Directors may fix, including, without limitation, the right, voting as a series by itself or together with other series of Preferred Stock or together with all series of Preferred Stock as a class, to elect one or more directors of this Corporation in the event there shall have been a default in the payment of dividends on any one or more series of Preferred Stock or under such other circumstances and upon such conditions as the Board may determine.

         C.   COMMON STOCK.

              (1) After the requirements with respect to preferential dividends on Preferred Stock (fixed in accordance with provisions of paragraph (B) of this Article FOURTH), if any, shall have been met and after this Corporation shall have complied with all the requirements, if any, with respect to the setting aside of sums as sinking funds or redemption or purchase accounts (fixed in accordance with the provisions of paragraph (B) of this Article FOURTH) and subject further to any other conditions which may be fixed in accordance with the provisions of paragraph (B) of this Article FOURTH, then but not otherwise, the holders of Common Stock shall be entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors.

              (2) After distribution in full of the preferential amount (fixed in accordance with the provisions of paragraph (B) of this Article FOURTH), if any, to be distributed to the holders of Preferred Stock in the event of voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding-up of this Corporation, the holders of the Common Stock shall be entitled to receive all the remaining assets of this Corporation, tangible and intangible, of whatever kind available for distribution to stockholders, ratably in proportion to the number of shares of the Common Stock held by each.

              (3) Except as otherwise be required by law, this Certificate of Incorporation or the provisions of the resolution or resolutions as may be adopted by the Board of Directors pursuant to paragraph (B) of this Article FOURTH, each holder of Common Stock shall have one vote in respect of each share of Common Stock held by such holder on each matter voted upon by the stockholders.

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         (D)  OTHER PROVISIONS

              (1) The relative powers, preferences and rights of each series of Preferred Stock in relation to the powers, preferences and rights of each other series of Preferred Stock shall, in each case, be as fixed from time to time by the Board of Directors in the resolution or resolutions adopted pursuant to authority granted in paragraph (B) of this Article FOURTH, and the consent, by class or series vote or otherwise, of the holders of the Preferred Stock or such of the series of Preferred Stock as are from time to time outstanding shall not be required for the issuance by the Board of Directors of any other series of Preferred Stock whether the powers, preferences and rights of such other series shall be fixed by the Board of Directors as senior to, or on a parity with, the powers, preferences and rights of such outstanding series, or any of them, PROVIDED, HOWEVER, that the Board of Directors may provide in such resolution or resolutions adopted with respect to any series of Preferred Stock that the consent of the holders of a majority (or such greater proportion as shall be therein fixed) of the outstanding shares of such series voting thereon shall be required for the issuance of any or all other shares of Preferred Stock.

              (2) Subject to the provisions of subparagraph (1) of this paragraph, shares of any series of Preferred Stock may be issued from time to time as the Board of Directors shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors.

              (3) Shares of the Common Stock may be issued from time to time as the Board of Directors shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors.

              (4) No holder of any of the shares of any class or series of stock or of options, warrants or other rights to purchase shares of any class or series of stock or of other securities of the Corporation shall have any preemptive right to purchase or subscribe for any unissued stock of any class or series or any additional shares of any class or series to be issued by reason of any increase of the authorized capital stock of the Corporation of any class or series, or bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for stock of the Corporation of any class or series, or carrying any right to purchase stock of any class or series.

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         FIFTH:    The names and places of residence of each of the
incorporators are as follows:


              Names                    Residence
              -----                    ---------
         Paul J. Chase            Cherry Lane
                                  Glen Head, L.I.

         Garrard Bennett          118 Pine Street
                                  Garden City, L.I.

         Ernest H. Lorch          200 East End Avenue
                                  New York,  N.Y.


         SIXTH:    The number of directors constituting the Board of Directors shall be seven. The Board of Directors shall be divided into two classes of two directors each (Class I and Class II) and one class of three directors (Class
III). Directors elected at the annual meeting of stockholders in 1972 to Classes I, II and III shall hold office until the annual meetings of stockholders in 1973, 1974 and 1975, respectively, and until their successors shall be elected and shall qualify. Persons elected as directors at annual meetings of stockholders subsequent to 1972 shall hold office for a period of three years and until their successors shall be elected and shall qualify.

         Directors elected by the Board of Directors or by the stockholders to fill a vacancy, shall hold office for a term expiring at the annual meeting at which the term of the class to which they shall have been elected expires.

         SEVENTH: For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders, it is further provided:

         (a) The directors need not be stockholders. The election of directors of the Corporation need not be by ballot unless the By-laws so require. A majority of the directors shall constitute a quorum for the transaction of business, unless the By-laws shall provide that a different number shall constitute a quorum, which in no case shall be less than one-third of the total number of directors nor less than two directors. The directors may hold their meetings and have an office or offices outside of the State of Delaware if the By-laws so provide.

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         (b)  In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized and empowered:

         (i) To make, alter, amend and repeal the By-laws of the Corporation, in any manner not inconsistent with the laws of the State of Delaware or the Certificate of Incorporation of the Corporation, subject to the power of the stockholders to alter or repeal the By-laws made by the Board of Directors.

         (ii) Subject to the applicable provisions of the By-laws then in effect, to determine from time to time, whether and to what extent and at what times and places under what conditions and regulations the accounts and books and documents of the Corporation, or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by the laws of the State of Delaware, unless and until authorized so to do by resolution of the Board of Directors or of the stockholders of the Corporation.

         (iii) Without the assent or vote of the stockholders, to authorize and issue obligations of the Corporation, secured or unsecured, to include therein such provisions as to redeemability, convertibility or otherwise, as the Board of Directors, in its sole discretion, may determine, and to authorize the mortgaging or pledging, as security therefor, of any property of the Corporation, real or personal, including after-acquired property.

         (iv) To fix from time to time the amount of profits of the Corporation to be reserved as working capital or for any other lawful purpose.

In addition to the powers and authorities hereinbefore or by statute expressly conferred upon it, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the laws of the State of Delaware, of the Certificate of Incorporation and of the By-laws of the Corporation.

         (c) Any action to be taken by a vote of stockholders of the Corporation may not be taken except at a meeting of stockholders, duly noticed, at which a quorum is present. The affirmative vote of the holders of not less than 80% of the issued and outstanding shares of each class of capital stock of

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                                         -12-


the Corporation shall be required to amend, alter, change or repeal this paragraph (c) of this Article SEVENTH.

         EIGHTH:   The affirmative vote of not less than 80% of the issued and outstanding shares of the Common Stock of the Corporation shall be required:

         (i) for a merger or consolidation by the Corporation with any corporation other than a wholly-owned, direct or indirect subsidiary of the Corporation.

         (ii) for any sale, lease or other disposition, other than in the ordinary course of business (in a single transaction or in a related series of transactions) to any other corporation, person or other entity, except a wholly-owned subsidiary, direct or indirect of the Corporation, of any "Substantial Assets" of the Corporation, or the voting of any proxies to permit such sale, lease or other disposition by any subsidiary of the Corporation.

         For the purposes of this Article EIGHTH "Substantial Assets" shall mean assets in excess of 33-1/3% of the value of the gross assets of the Corporation on a consolidated basis as determined by the Board of Directors.

         NINTH:    Special Meetings of Stockholders may be called by the Board of Directors, the Chairman of the Board or the President of the Corporation, or upon the written request of the holders of not less than 80% of the issued and outstanding shares of Common Stock of the Corporation.

         TENTH:    If it should be deemed advisable in the judgment of the
Board of Directors that the Corporation be dissolved, the Board, after the adoption of a resolution to that effect by not less than four directors at any meeting called for that purpose, shall cause notice to be mailed to each stockholder entitled to vote thereon of the adoption of the resolution and of a meeting of stockholders to take action upon such resolution. At such meeting of stockholders, the affirmative vote of not less than 80% of the issued and outstanding shares of Common Stock of the Corporation shall be required to authorize such dissolution

         ELEVENTH: Any director may be removed, without cause, at any time by the affirmative vote of not less than 80% of the issued and outstanding shares of Common Stock of the Corporation at a special meeting of stockholders called for the purpose; and the vacancy on the Board caused by any such removal may be filled by the stockholders at such meeting.

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                                         -13-


         TWELFTH: The stockholders shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation, such dividends, payable out of earnings, surplus or any other assets of the Corporation legally available therefor, as the Board of Directors may from time to time declare.

      THIRTEENTH: No contract or other transaction between the Corporation and any other corporation and no other act of the Corporation shall, in the absence of fraud, in any way be affected or invalidated by the fact that any of the directors of the Corporation are pecuniarily or otherwise interested in, or are directors or officers of, such other corporation. Any director of the Corporation individually or any firm or association of which any director may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the Corporation, provided that the fact that he individually or such firm or association is so interested shall be disclosed or shall have been known to the Board of Directors or a majority of such members thereof as shall be present at any meeting of the Board of Directors at which action upon any such contract or transaction shall be taken; and any director of the Corporation who is also a director or officer of such other corporation or who is so interested may be counted in determining the existence of a quorum at any meeting of the Board of Directors which shall authorize any such contract or transaction, and may vote thereat to authorize any such contract or transaction with like force and effect as if he were not such director or officer of such other corporation or not so interested. Any director of the Corporation may vote upon any contract or other transaction between the Corporation and any subsidiary or affiliated corporation without regard to the fact that he is also a director of such subsidiary or affiliated corporation.

         Any contract, transaction or act of the Corporation or of the directors, which shall be ratified by a majority of a quorum of the stockholders of the Corporation at any annual meeting, or at any special meeting called for such purpose, shall, insofar as permitted by law or by the Certificate of Incorporation of the Corporation, be as valid and as binding as though ratified by every stockholder of the Corporation; provided, however, that any failure of the stockholders to approve or ratify any such contract, transaction or act, when and if submitted, shall not be deemed in any way to invalidate the same or deprive the Corporation, its directors, officers or employees, of its or their right to proceed with such contract, transaction or act.

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      FOURTEENTH:  No holder of any share or shares of any class of stock of the Corporation, whether now or hereafter authorized, shall, as such holder, have any preemptive or preferential right of subscription to any share or shares of any class of stock of the Corporation, whether now or hereafter authorized, or to any obligations convertible into stock of the Corporation, issued or sold, nor any right of subscription to any thereof, other than such, if any, and for such consideration, and upon such terms and conditions, as the Board of Directors, in its discretion from time to time, may determine, pursuant to the authority hereby conferred, and the Board of Directors may issue stock of the Corporation or obligations convertible into stock of the Corporation without offering such issue of stock or obligations either in whole or in part to the stockholders of the Corporation. Should the Board of Directors as to any portion of the stock of the Corporation, whether now or hereafter authorized, or as to any obligations convertible into stock of the Corporation, offer the same to the stockholders or any class thereof, such offer shall not in any way constitute a waiver or release of the right of the Board of Directors subsequently to dispose of other portions of said stock or other obligations convertible into stock, without so offering the same to the stockholders.

         FIFTEENTH: (a) The Corporation shall, to the full extent permitted under the laws of the State of Delaware, indemnify any person who is serving or has served as director, officer, employee or agent of the Corporation, or, at its request, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against all expenses actually and reasonably incurred by him in connection with any pending, threatened or completed action, suit or proceeding (civil, criminal, administrative or investigative), in which he is made a party by reason of his being or having been such a director, officer, employee or agent.

              (b) Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount in the event that it shall be ultimately determined that he is not entitled to be indemnified by the Corporation. The term "expenses" as used in this Article FIFTEENTH shall, to the extent permitted under the laws of the State of Delaware, include, without limitation, costs of litigation, attorneys' fees, judgments, fines, penalties and amounts paid in settlement.

              (c) The Corporation may, to the extent available and in amounts deemed appropriate, purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions hereof and the laws of the State of Delaware.

              (d) The indemnification provided in this Article FIFTEENTH shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any By-Law, agreement, vote of shareholders or disinterested directors or otherwise, or of any other indemnification which may be granted to any person apart from this Article TWELFTH, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         SIXTEENTH:     Subject to the last sentence of this Article SIXTEENTH,
from time to time any of the provisions of this Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this Article.

         The affirmative vote of the holders of not less than 80% of the issued and outstanding shares of Common Stock of the Corporation shall be required to amend, alter, change and repeal Articles SIXTH, EIGHTH, NINTH, TENTH, ELEVENTH or this Article SIXTEENTH of this Certificate of Incorporation

         SEVENTEENTH:   The Corporation is to have perpetual existence.

         EIGHTEENTH:    The private property of the stockholders shall not be
subject to the payment of corporate debts to any extent whatsoever.

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                                         -16-


         NINETEENTH:    To the fullest extent permitted by the General
Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Without limiting the foregoing in any respect, a director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.


         IN WITNESS WHEREOF, the Corporation has caused this Restated Certificate of Incorporation, which restates and integrates the Corporation's Certificate of Incorporation as heretofore amended and supplemented, after having been duly adopted by the Board of Directors, in accordance with the provisions of Section 245 of the Delaware General Corporation Law, to be signed by its duly authorized officer on this 28th day of March, 1996.

                             DEL LABORATORIES, INC.



                             By: /s/ Robert H. Haines
                                 --------------------
                                 Robert H. Haines
                                 Secretary